Joint Filer Information

Name:  2191273 Ontario Inc.

Address: c/o Miller Thomson LLP
  Scotia Plaza
  40 King Street West, Suite 5800
  Toronto, Ontario, Canada
  M5H 3S1

Designated Filer:  The Azalea 2008 Trust

Issuer & Ticker Symbol:  Magna Entertainment Corp. (MECA)

Date of Event Requiring Statement:  November 25, 2008

Signature: 2191273 Ontario Inc.

  By: /s/ Timothy Jones
  Name: Timothy Jones
  Title: Director

Name:  Timothy Jones

Address: c/o Miller Thomson LLP
  Scotia Plaza
  40 King Street West, Suite 5800
  Toronto, Ontario, Canada
  M5H 3S1

Designated Filer:  The Azalea 2008 Trust

Issuer & Ticker Symbol:  Magna Entertainment Corp. (MECA)

Date of Event Requiring Statement:  November 25, 2008

Signature: /s/ Timothy Jones
  Timothy Jones